FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (the "Amendment"), dated as of November 13, 2009 is among ACXIOM CORPORATION, a Delaware Corporation (the "Borrower"), the lenders party hereto, and JPMORGAN CHASE BANK, N.A., as the agent (the "Agent").

RECITALS:

A.           The Borrower, the Agent, and the lenders party thereto have entered into that certain Fourth Amended and Restated Credit Agreement dated as of September 15, 2006 (the "Agreement").

B.           Since the date of the Agreement, certain of the Borrower's Subsidiaries have become "Guarantors" under the Agreement and certain of the existing Guarantors have merged with other Guarantors, all as described on Schedule 1 hereto.  In addition, certain of the Lenders have assigned their right to a portion of the Revolving Commitment and related Revolving Loans to JPMorgan Chase Bank, N.A. as described on Schedule 1 hereto pursuant to that certain Master Assignment and Acceptance dated the date hereof.

C.           The Borrower has requested that the Agent and the Lenders amend certain provisions of the Agreement.  The Agent and the Lenders party hereto have agreed to the Borrower's requests subject to, and on the terms set forth in, this Amendment.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof:

ARTICLE I.

Definitions

Section 1.1. Definitions.  Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

ARTICLE II.

Amendments

Section 2.1. Addition to Section 1.01.  The following definitions are hereby added to Section 1.01 of the Agreement in proper alphabetical order and shall read in their respective entireties as follows:

"Defaulting Lender" means any Revolving Lender, as determined by the Agent, that has: (a) failed to fund any portion of its Revolving Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Agent, the Issuing Bank, the Swingline Lender or any Revolving Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Revolving

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Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over to the Agent or any other Revolving Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

"First Amendment" means that certain First Amendment to Fourth Amended and Restated Credit Agreement dated as of November 13, 2009 among the Borrower, the Lenders party thereto and the Agent.

"Tranche 1 Revolving Commitment" means, with respect to each Tranche 1 Revolving Lender, the commitment of such Tranche 1 Revolving Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Tranche 1 Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.21, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04.  After giving effect to the execution and delivery of the signature pages to the First Amendment, the amount of each Revolving Lender's Tranche 1 Revolving Commitment and the aggregate amount of the Tranche 1 Revolving Lenders' Tranche 1 Revolving Commitments as of November 13, 2009 are set forth on Schedule 2 to the First Amendment.

"Tranche 1 Revolving Lender" means each Revolving Lender who is not a Tranche 2 Revolving Lender.

"Tranche 1 Revolving Loans" means the Revolving Loans held by the Tranche 1 Revolving Lenders.

"Tranche 1 Revolving Maturity Date" means September 15, 2011.

"Tranche 1 Term Lender" means each Term Loan Lender who either (a) did not deliver to the Agent an executed signature page to the First Amendment on or before the closing of business on November 13, 2009 or (b) delivered to the Agent an executed signature page to the First Amendment on or before November 13, 2009 that indicated that such Lender would not agree to extend the maturity date of all of the Term Loans held by such Lender or (c) delivered to the Agent an executed signature page to the First Amendment on or before November 13, 2009 that indicated that such Lender would extend only a portion of the Term Loans held by such Lender (and such Lender shall be a Tranche 1 Term Lender with respect to the portion of the Term Loans not so extended); provided that a Term Loan Lender who delivers written notice to the Agent after November 13, 2009 but on or before November 30, 2009 that such Term Loan Lender agrees to extend the maturity date of all of the Term Loans held by such Term Lender to the Tranche 2 Term Maturity Date pursuant to the terms of the definition of "Tranche 2 Term Lender" shall not be a Tranche 1 Term Lender after the date of the delivery of such notice.

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"Tranche 1 Term Loan" means, as of any date, the portion of the Loans advanced to the Borrower on the Effective Date pursuant to Section 2.01(a) equal to the aggregate amount of Term Loans then held by the Tranche 1 Term Loan Lenders, as determined from the definition of the term "Tranche 1 Term Lender".  After giving effect to the execution and delivery of the signature pages to the First Amendment, the outstanding principal amount of the Tranche 1 Term Loan as of November 13, 2009 will be set forth on Schedule 2 to the First Amendment.  Current Term Borrowings will not be affected by the allocations of the Term Loan as a Tranche 1 Term Loan or Tranche 2 Term Loan on either November 13, 2009 or on November 30, 2009 and the Term Borrowings existing on either of those dates and any related Interest Periods will continue under the terms of the Agreement and may be continued and converted as therein provided except that Term Fixed Rate Borrowings will be selected with respect to Tranche 1 Term Loan and the Tranche 2 Term Loan separately after November 30, 2009.

"Tranche 1 Term Maturity Date" means September 15, 2012.

"Tranche 2 Revolving Commitment" means, with respect to each Tranche 2 Revolving Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.21, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04.  After giving effect to the execution and delivery of the signature pages to the First Amendment, the amount of each Lender's Tranche 2 Revolving Commitment and the aggregate amount of the Lenders' Tranche 2 Revolving Commitments as of November 13, 2009 are set forth on Schedule 2 to the First Amendment.  Any new or increased Revolving Commitments provided under the terms of Section 2.21 shall be Tranche 2 Revolving Commitments.

"Tranche 2 Revolving Lender" means each Revolving Lender who either (a) delivered to the Agent an executed signature page to the First Amendment on or before November 13, 2009 that indicated that such Lender agreed to the First Amendment or (b) delivers written notice to the Agent after November 13, 2009 that such Revolving Lender agrees to extend the maturity date of all of the Revolving Loans held by such Revolving Lender to the Tranche 2 Revolving Maturity Date.

"Tranche 2 Revolving Loans" means the portion of the Revolving Loans held by the Tranche 2 Revolving Lenders.

"Tranche 2 Revolving Maturity Date" means March 15, 2014.

"Tranche 2 Term Lender" means each Term Loan Lender who either (a) delivered to the Agent an executed signature page to the First Amendment on or before November 13, 2009 that indicated that such Lender agreed to extend the maturity date of all of the Term Loans held by such Lender or (b) delivered to the Agent an executed signature page to the First Amendment on or before November 13, 2009 that indicated that such Lender would extend only a portion of the Term Loans held by such

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Lender (and such Lender shall be a Tranche 2 Term Lender with respect to the portion of the Term Loans so extended) or (c) delivers written notice to the Agent after November 13, 2009 but on or before November 30, 2009 that such Term Loan Lender agrees to extend the maturity date of all of the Term Loans held by such Term Lender to the Tranche 2 Term Maturity Date.  The information in Schedule 2 to the First Amendment shall be updated by the Agent and a copy of Schedule 2 to the First Amendment with the updated information therein shall be provided to the Lenders and the Borrower after November 30, 2009 to reflect any changes resulting from the permitted delivery of written notice by any Lender after November 13, 2009 and on or before November 30, 2009 of its agreement to extend the maturity date of the Revolving Loans or the Term Loans held by such Lender as contemplated by the definitions of the terms "Tranche 1 Term Lender", "Tranche 2 Revolving Lender" and this definition.

"Tranche 2 Term Loan" means, as of any date, the portion of the Loans advanced to the Borrower on the Effective Date pursuant to Section 2.01(a) equal to the sum of $450,000,000 minus the aggregate principal amount of Tranche 1 Term Loans outstanding as of such date.  After giving effect to the execution and delivery of the signature pages to the First Amendment, the outstanding principal amount of the Tranche 2 Term Loan as of November 13, 2009 will be set forth on Schedule 2 to the First Amendment.

"Tranche 2 Term Maturity Date" means March 15, 2015.

Section 2.2. Amendment to Section 1.01.  The following definitions set forth in Section 1.01 of the Agreement are amended in their respective entireties to read as follows:

"Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1%, (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, and (d) the Fixed Rate as determined on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate, the Federal Funds Effective Rate, or the Fixed Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate, the Federal Funds Effective Rate, or the Fixed Rate, respectively.

"Applicable Rate" means:

(a)           Tranche 1 Term Loan Borrowing Rates.  With respect to any Tranche 1 Term Loan Fixed Rate Borrowing or Tranche 1 Term Loan ABR Borrowing, as the case may be, the applicable rate per annum set forth below under the caption "Tranche 1 Term Loan Fixed Rate Spread" or "Tranche 1 Term Loan ABR Spread", as the case may be, opposite the category in the table below which corresponds with the actual Leverage Ratio as of the most recent determination date; provided that from and including November 13, 2009 until the first date that the Applicable Rate is determined as set forth below in this definition, the "Applicable Rate" shall be the applicable rate per annum set forth below in Category 1:

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Leverage Ratio	Tranche 1 Term Loan Fixed Rate Spread	Tranche 1 Term Loan ABR Spread
Category 1 < 2.25 to 1.00	1.75%	.25%
Category 2 > 2.25 to 1.00	2.00%	.50%

(b)           Tranche 2 Term Loan Borrowing Rates.  With respect to any Tranche 2 Term Loan Fixed Rate Borrowing or Tranche 2 Term Loan ABR Borrowing, as the case may be, the applicable rate per annum set forth below under the caption "Tranche 2 Term Loan Fixed Rate Spread" or "Tranche 2 Term Loan ABR Spread", as the case may be, opposite the category in the table below which corresponds with the actual Leverage Ratio as of the most recent determination date; provided that from and including November 13, 2009 until the first date that the Applicable Rate is determined as set forth below in this definition, the "Applicable Rate" shall be the applicable rate per annum set forth below in Category 1:

Leverage Ratio	Tranche 2 Term Loan Fixed Rate Spread	Tranche 2 Term Loan ABR Spread
Category 1 < 2.25 to 1.00	3.00%	1.50%
Category 2 > 2.25 to 1.00	3.25%	1.75%

(c)           Tranche 1 Revolving Borrowing Rates.  With respect to any Tranche 1 Fixed Rate Revolving Loan, Tranche 1 ABR Revolving Loan or the commitment fees payable hereunder with respect to the Tranche 1 Revolving Commitments, as the case may be, the applicable rate per annum set forth below under the caption "Tranche 1 Revolver Fixed Rate Spread", "Tranche 1 Revolver ABR Spread" or "Commitment Fee Rate", as the case may be, opposite the category in the table below which corresponds with the actual Leverage Ratio as of the most recent determination date; provided that from and including November 13, 2009 until the first date that the Applicable Rate is determined as set forth below in this definition, the "Applicable Rate" shall be the applicable rate per annum set forth below in Category 3:

Leverage Ratio	Tranche 1 Revolver Fixed Rate Spread	Tranche 1 Revolver ABR Spread	Commitment Fee Rate
Category 1 < 1.00 to 1.00	1.00%	0%	0.200%
Category 2 > 1.00 to 1.00 but < 1.50 to 1.00	1.25%	0%	0.250%
Category 3 > 1.50 to 1.00 but < 2.00 to 1.00	1.50%	0%	0.300%
Category 4 > 2.00 to 1.00 but < 2.50 to 1.00	1.75%	.25%	0.375%
Category 5 > 2.50 to 1.00	2.00%	.50%	0.500%

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(d)           Tranche 2 Revolving Borrowing Rates.  With respect to any Tranche 2 Fixed Rate Revolving Loan or Tranche 2 ABR Revolving Loan, as the case may be, the applicable rate per annum set forth below under the caption "Tranche 2 Revolver Fixed Rate Spread" or "Tranche 2 Revolver ABR Spread", as the case may be, opposite the category in the table below which corresponds with the actual Leverage Ratio as of the most recent determination date; provided that from and including November 13, 2009 until the first date that the Applicable Rate is determined as set forth below in this definition, the "Applicable Rate" shall be the applicable rate per annum set forth below in Category 1:

Leverage Ratio	Tranche 2 Revolver Fixed Rate Spread	Tranche 2 Revolver ABR Spread
Category 1 < 2.00 to 1.00	2.75%	1.25%
Category 2 > 2.00 to 1.00 but < 2.50 to 1.00	3.00%	1.50%
Category 3 > 2.50 to 1.00	3.25%	1.75%

For purposes of the foregoing clauses (a), (b), (c) and (d), (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b), beginning with the fiscal quarter ended December 31, 2009 and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 2 with respect to the table in clauses (a) and (b) above, Category 5 with respect to the table in clause (c) above, and Category 3 with respect to the table in clause (d) above:  (A) at any time that an Event of Default has occurred and is continuing or (B) at the option of the Agent or at the request of the Required Lenders, if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

"Applicable Percentage" means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment; provided that:

(a)           in the case of Section 2.22 when a Defaulting Lender shall exist, "Applicable Percentage" shall mean the percentage of the total Revolving Commitments (disregarding any Defaulting Lender's Revolving Commitment) represented by such Lender's Revolving Commitment; and

(b)           on the Tranche 1 Revolving Maturity Date and the repayment of the Tranche 1 Revolving Loans in connection therewith, the Applicable Percentages will be recalculated for all purposes hereunder (including for purposes of the participations under Sections 2.04(f) and 2.05(d)) to exclude the Tranche 1 Revolving Commitments.

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If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

"Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche 1 Revolving Loans, Tranche 2 Revolving Loans, Revolving Loans, Swingline Loans, Tranche 1 Term Loans, Tranche 2 Term Loans or Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, a Tranche 1 Revolving Commitment, a Tranche 2 Revolving Commitment or a Term Loan Commitment.

"Fixed Rate" means, with respect to:

(a)           Revolving Borrowing or Tranche 1 Term Loan Borrowing..  Any Tranche 1 Term Loan Fixed Rate Borrowing or Revolving Fixed Rate Borrowing the Available Currency in which it is denominated and the Interest Period therefor, the rate appearing on the Reference Page (as defined below in this definition) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits denominated in such Available Currency with a maturity comparable to such Interest Period;

(b)           Tranche 2 Term Loan Borrowing.  Any Tranche 2 Term Loan Fixed Rate Borrowing, the rate appearing on the Reference Page at approximately 11:00 a.m., London time, two Business Days prior to the commencement of, or continuation of, such Borrowing, as the rate for deposits denominated in Dollars with a maturity of three months; and

(c)           Alternate Base Rate.  The determination of the Alternate Base Rate on any day, the rate appearing on the Reference Page at approximately 11:00 a.m., London time on such day as the rate for deposits denominated in Dollars with a maturity of one month.

In the event that such rate is not available at such time for any reason, then the "Fixed Rate" with respect to clauses (a), (b) and (c) above shall be the rate at which deposits in the Dollar Amount of $1,000,000 denominated in such Available Currency and for a maturity comparable to such Interest Period or other period described in such clause are offered by the principal London office of the Agent in immediately available funds in the London or European (as determined by the Agent) interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period or with respect to the determination of the Alternate Base Rate, on the date of determination.  The term "Reference Page" means Reuters Screen LIBOR01 Page (or any successor or substitute page providing comparable rate quotations for such currency deposits); provided that in the event the applicable rate does not appear on Reuters Screen LIBOR01 Page, the term "Reference Page" means the applicable page of such other comparable publicly available rate quoting service as may be selected by the Agent.   The term "Fixed Rate" when used with respect to a Fixed Rate Borrowing made by the Swingline Lender through a lending office located in the United Kingdom shall be calculated to include the MLA Cost (as determined in accordance with Schedule 1.01).  The term "Fixed Rate" when used with respect to a Fixed Rate Borrowing made by a Lender through a lending office located in the United States of America or with respect to the Alternate Base Rate shall be equal to the applicable rate calculated in the first

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sentence of this definition multiplied by the Statutory Reserve Rate.  "Fixed Rate", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to a Fixed Rate; provided, it does not include any Loan or Borrowing bearing interest at a rate determined by reference to clause (d) of the definition of the term "Alternative Base Rate".

"Interest Period" means with respect to any (a) Tranche 1 Term Fixed Rate Borrowing or Revolving Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, and (b) Tranche 2 Term Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two or three months thereafter, as the Borrower may elect;  provided, in either case, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

"Revolving Availability Period" means, with respect to: (a) Tranche 1 Revolving Loans, the period from and including the Effective Date to but excluding the earlier of the Tranche 1 Revolving Maturity Date and the date of termination of the Revolving Commitments in accordance with the terms of this Agreement; and (b) Tranche 2 Revolving Loans, the Swingline Loans and the Letters of Credit, the period from and including the Effective Date to but excluding the earlier of the Tranche 2 Revolving Maturity Date and the date of termination of the Revolving Commitments in accordance with the terms of this Agreement

"Revolving Commitments" means (a) until the Tranche 1 Revolving Maturity Date, the Tranche 1 Revolving Commitments and the Tranche 2 Revolving Commitments and (b) after the Tranche 1 Revolving Maturity Date, the Tranche 2 Revolving Commitments.  Any reference herein to the termination or expiration of the Revolving Commitments shall mean that both the Tranche 1 Revolving Commitment and the Tranche 2 Revolving Commitment shall have terminated or expired; provided that with respect to each type of Revolving Loan (i.e., either a Tranche 1 Revolving Loan or Tranche 2 Revolving Loan), the reference to the termination or expiration of the Revolving Commitments shall mean the termination or expiration of the applicable type of Revolving Commitment (i.e., the Tranche 1 Revolving Commitment or the Tranche 2 Revolving Commitment).

"Revolving Maturity Date" means, with respect to the (a) Tranche 1 Revolving Loans and Tranche 1 Revolving Commitments, the Tranche 1 Revolving Maturity Date, and (b) Tranche 2 Revolving Loans, Tranche 2 Revolving Commitments, Swingline Loans and Letters of Credit, the Tranche 2 Revolving Maturity Date.

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"Term Loan" means the Tranche 1 Term Loan and the Tranche 2 Term Loan.

"Term Loan Maturity Date" means, with respect to the (a) Tranche 1 Term Loans, the Tranche 1 Term Maturity Date and (b) the Tranche 2 Term Loans, the Tranche 2 Term Maturity Date.

Section 2.3. Amendment to Section 2.08.  Clause (a) of Section 2.08 of the Agreement is amended in its entirety to read as follows:

(a)           Mandatory Termination.  Unless previously terminated: (i) the Tranche 1 Revolving Commitments shall terminate on the Tranche 1 Revolving Maturity Date; and (ii) the Tranche 2 Revolving Commitments shall terminate on the Tranche 2 Revolving Maturity Date.  The Term Loan Commitment was fully utilized on September 15, 2006 and is therefore no longer available.

Section 2.4. Amendment to Section 2.09.  Clause (a) of Section 2.09 of the Agreement is amended in its entirety to read as follows:

(a)           Promise to Pay; Reallocation of Revolving Commitments on the Tranche 1 Revolving Maturity Date.  The Borrower hereby unconditionally promises to pay (i) to the Agent for the account of each Tranche 1 Revolving Lender the then unpaid principal amount of each Tranche 1 Revolving Loan of such Lender on the Tranche 1 Revolving Maturity Date; (ii) to the Agent for the account of each Tranche 2 Revolving Lender, the then unpaid principal amount of each Tranche 2 Revolving Loan of such Lender on the Tranche 2 Revolving Maturity Date; (iii) to the Agent for the account of each Term Loan Lender the then unpaid principal amount of each Term Loan of such Term Loan Lender as provided in paragraph (f) of this Section; (iv) to the Swingline Lender the then unpaid principal amount of each Dollar Swingline Loan on the earlier of the Tranche 2 Revolving Maturity Date or the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Dollar Loans then outstanding; and (v) the unpaid principal amount of each Swingline Loan denominated in Euros and each Swingline Loan denominated in Sterling on the Tranche 2 Revolving Maturity Date.  After the repayment of the Tranche 1 Revolving Loans and termination of the Tranche 1 Revolving Commitments on the Tranche 1 Revolving Maturity Date, the then outstanding Revolving Loans may not be held by the Revolving Lenders in accordance with their Applicable Percentages.  To remedy the foregoing, on the Tranche 1 Revolving Maturity Date and upon repayment of the Tranche 1 Revolving Loans, the Tranche 2 Revolving Lenders shall make advances among themselves (which may be through the Agent) so that after giving effect thereto the Revolving Loans will be held by the Revolving Lenders, pro rata in accordance with their respective Applicable Percentages hereunder.  The advances made on the Tranche 1 Revolving Maturity Date under this Section by each Tranche 2 Revolving Lender whose Applicable Percentage has increased shall be deemed to be a purchase of a corresponding amount of the Revolving Loans of the Tranche 2 Revolving Lender or Lenders whose Applicable Percentage has decreased.  The advances made under this Section shall be ABR Borrowings made under each Tranche 2 Revolving Lender's Revolving Commitment unless another Type of Borrowing is selected by the Borrower to be applicable thereto.

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Section 2.5. Amendment to Section 2.09.  Clause (f) of Section 2.09 of the Agreement is amended in its entirety to read as follows:

(f)           Amortization of Term Loans.

(i)           Tranche 1.  The Borrower shall repay the Tranche 1 Term Loan as follows:

(A)           Eight (8) quarterly installments, each such installment in the amount of the Tranche 1 Term Amortization Amount, due and payable on the last Business Day of each June, September, December and March of each year commencing on December 31, 2009 and continuing until and including September 30, 2011;

(B)           Three (3) quarterly installments, each such installment in the amount equal to twenty-five percent (25%) of the principal amount of the Tranche 1 Term Loan outstanding on December 30, 2011, due and payable on December 31, 2011, March 31, 2012 and June 30, 2012; and

(C)           One (1) final installment in the amount of all Tranche 1 Term Loans then outstanding, due and payable on the Tranche 1 Term Maturity Date.

As used in this clause (i), "Tranche 1 Term Amortization Amount" means the amount (expressed in Dollars) equal to (a) remainder of the outstanding principal amount of Tranche 1 Term Loans as of November 30, 2009 divided by the outstanding principal amount of Term Loans as of such date times (b) $1,500,000.

(ii)           Tranche 2.  The Borrower shall repay the Tranche 2 Term Loans as follows:

(A)           Twenty-one (21) installments, each such installment in the amount of the Tranche 2 Term Amortization Amount, due and payable on the last Business Day of each June, September, December and March of each year commencing on December 31, 2009 and continuing until and including December 31, 2014; and

(B)           One (1) final installment in the amount of all Tranche 2 Term Loans then outstanding, due and payable on the Tranche 2 Term Maturity Date.

As used in this clause (ii), "Tranche 2 Term Amortization Amount" means the amount equal to $1,500,000 less the Tranche 1 Amortization Amount.

Section 2.6. Amendment to Section 2.10.  Clause (a) of Section 2.10 of the Agreement is amended in its entirety to read as follows:

(a)           Optional Prepayment.  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part without premium or penalty except for amounts paid in accordance with Section 2.15, subject to the requirements of this Section.  Optional prepayments of the Term Loans shall be applied to the installments due thereunder in the inverse order of maturity; provided that as long as no Default exists, the Borrower shall have the option to designate the application of any optional prepayment of principal between the Tranche 1 Term Loan and the Tranche 2 Term Loan.

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Section 2.7. Amendment to Section 2.10.  Clause (b) of Section 2.10 of the Agreement is amended in its entirety to read as follows:

(b)           Mandatory Prepayment of Revolving Loans.  If on any date of a Revolving Borrowing, any Interest Payment Date, any date of the issuance of a Letter of Credit, any date when a Compliance Certificate is delivered under Section 5.01(c), on the Tranche 1 Revolving Maturity Date or any other date selected by the Agent, the (i) Revolving Exposures exceed the Revolving Commitments; (ii) the Sterling Loans exceed a Dollar Amount of $5,000,000; or (iii) the Euro Loans exceed a Dollar Amount of $5,000,000, then, in each case, Borrower shall promptly repay the applicable Borrowing (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Agent pursuant to Section 2.05(j)) by an amount equal to the applicable excess.

Section 2.8. Amendment to Section 2.10.   The last sentence of clause (f) of Section 2.10 of the Agreement is amended in its entirety to read as follows:

Mandatory prepayments of Term Loans shall be applied (i) to the Tranche 1 Term Loan and the Tranche 2 Term Loan on a pro rata basis (determined based on the principal amount of each installment) and (ii) to the installments outstanding under the Term Loans in the inverse order of maturity.

Section 2.9. Amendment to Section 2.11.   Clause (a) of Section 2.11 of the Agreement is amended in its entirety to read as follows:

(a)           Commitment Fees.  The Borrower agrees to pay to the Agent for the account of:

(i)           Tranche 1 Revolving Commitment.  Each Tranche 1 Revolving Lender, a commitment fee, which shall accrue at the Applicable Rate (determined based on the then applicable Leverage Ratio and the table appearing in clause (c) of the definition of the term "Applicable Rate" in Section 1.01 hereof) on the average daily unused amount of the Tranche 1 Revolving Commitment of such Lender during the period from and including November 13, 2009 to, but excluding, the date on which the Tranche 1 Revolving Commitment terminates; and

(ii)           Tranche 2 Revolving Commitment.  Each Tranche 2 Revolving Lender, a commitment fee, which shall accrue at the Commitment Fee Rate (as defined below) on the daily average unused amount of such Lender's Tranche 2 Revolving Commitment for the period from and including November 13, 2009 to, but excluding, the date on which such Tranche 2 Revolving Commitment terminates.  The term "Commitment Fee Rate" means, as of any date of determination, a rate equal to: (i) 0.50% if the average Utilization for the calendar quarter then most recently ended is greater than or equal to 33.34% and (ii) 0.625% if the average Utilization for the calendar quarter then most recently ended is less than 33.34%.  The term "Utilization" means, as of any date of determination, the percentage obtained by: (a) dividing (i) the principal balance of the Revolving Loans, Swing Line Loans and LC Exposure on such date by (ii) the Revolving Commitments and (b) multiplying the resulting quotient by 100.

Accrued commitment fees shall be payable in Dollars and in arrears on the last day of March, June, September and December of each year commencing on December 31, 2009
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and on the date on which the Revolving Commitments terminate.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For purposes of computing commitment fees, the Revolving Commitment of a Revolving Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

Section 2.10. Amendment to Section 2.18.  Clause (b) of Section 2.18 of the Agreement is amended in its entirety to read as follows:

(b)           Replacement.  If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Revolving Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Agent, the Issuing Banks and Swingline Lender, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including any amounts due under Section 2.15 other than in connection with an assignment resulting from a Lender's default in its obligations to fund Loans), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

    Section 2.11. Addition of Section 2.22.  The following Section 2.22 is added to the end of Article II of the Agreement and shall read in its entirety as follows:

Section 2.22.                      Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Lender is a Defaulting Lender:

(a)           Suspension of Commitment Fees.  if such Defaulting Lender is a Tranche 2 Revolving Lender, the commitment fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.11(a);

(b)           Suspension of Voting.  if such Defaulting Lender is a Tranche 2 Revolving Lender, the Revolving Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether all Revolving Lenders have taken or may take any action hereunder (including any consent to any amendment

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or waiver pursuant to Section 10.02), provided that any waiver, amendment or modification requiring the consent of all
Revolving Lenders or each affected Revolving Lender which affects such Defaulting Lender differently than other affected Revolving Lenders shall require the consent of such Defaulting Lender;

(c)           Participation Exposure.  if any Swingline Exposure or LC Exposure exists at the time a Revolving Lender becomes a Defaulting Lender then:

(i)           Reallocation.  all or any part of such Swingline Exposure and LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-Defaulting Lenders' Revolving Exposures plus such Defaulting Lender's Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders' Revolving Commitments and (y) the conditions set forth in Section 4.02 are satisfied at such time;

(ii)           Payment and Cash Collateralization.  if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within five (5) Business Days following notice by the Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize such Defaulting Lender's LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding;

(iii)           Suspension of Letter of Credit Fee.  if the Borrower cash collateralizes any portion of such Defaulting Lender's LC Exposure pursuant to this Section 2.22(c), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) if it is a Tranche 2 Revolving Lender with respect to such Defaulting Lender's LC Exposure during the period such Defaulting Lender's LC Exposure is cash collateralized;

(iv)           Reallocation of Fees.  if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this Section 2.22(c), then the fees payable to the Revolving Lenders pursuant to Section 2.11(a) and Section 2.11(b) shall be adjusted in accordance with such non-Defaulting Lenders' Applicable Percentages but only to the extent the Defaulting Lender is a Tranche 2 Revolving Lender; and

(v)           Issuing Bank Entitled to Fees.  if any Defaulting Lender's LC Exposure is neither cash collateralized nor reallocated pursuant to Section 2.22(c), then, without prejudice to any rights or remedies of the Issuing Bank or any Revolving Lender hereunder, all and letter of credit fees payable under Section 2.11(b) with respect to such Defaulting Lender's LC Exposure shall, if such Defaulting Lender is a Tranche 2 Revolving Lender, be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated;

(d)           Suspension of Swingline Loans and Letters of Credit.  so long as any Revolving Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.22(c), and participating interests in any such newly

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issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.22(c)(i) (and Defaulting Lenders shall not participate therein);
and

(e)           Setoff Against Defaulting Lender.  any amount payable to a Defaulting Lender that is also a Tranche 2 Revolving Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.17(c) but excluding Section 2.19(b)) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Issuing Bank or Swingline Lender hereunder, (iii) third, to the funding of any Loan or the funding or cash collateralization of any participating interest in any Swingline Loan or Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent, (iv) fourth, if so determined by the Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (v) fifth, pro rata, to the payment of any amounts owing to the Borrower or the Revolving Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Borrower or any Revolving Lender against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement and (vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans or reimbursement obligations in respect of LC Disbursements which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 4.02 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender.

In the event that the Agent, the Borrower, the Issuing Bank and the Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Revolving Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Revolving Lender's Revolving Commitment and on such date such Revolving Lender shall purchase at par such of the Loans of the other Revolving Lenders (other than Swingline Loans) as the Agent shall determine may be necessary in order for such Revolving Lender to hold such Loans in accordance with its Applicable Percentage.

ARTICLE III.

Conditions Precedent

Section 3.1. Conditions.  The effectiveness of Article II of this Amendment is subject to the satisfaction of the condition precedent that the Agent shall have received all of the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to the Agent:

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(a) Amendment.  A counterpart of this Amendment signed on behalf of the Borrower, each Guarantor and sufficient Lenders to make this Amendment effective as determined pursuant to Section 4.9 hereof or written evidence satisfactory to the Agent (which may include telecopy or other electronically reproduced transmission of a signed signature page of this Amendment) that each such party has signed a counterpart of this Amendment.

(b) Opinion.  A favorable written opinion (addressed to the Agent and the Lenders and dated November 13, 2009) of counsel for the Borrower in substantially the form of Exhibit B to the Agreement but addressing this Amendment instead of the Agreement and covering the matters set forth in opinion paragraphs 1 through 8 thereof (not including any opinions relating to the tender offer described therein which has previously occurred in connection with the Agreement) and such other matters relating to the Borrower, the Guarantors and the Loan Documents as the Agent shall reasonably request.  The Borrower hereby requests such counsel to deliver such opinions.

(c) Corporate Documents.  Such documents and certificates as the Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and each Guarantor, the power and authority of Borrower and each Guarantor to execute, deliver and perform this Amendment and any other legal matters relating to the Borrower, any Guarantor or this Amendment, all in form and substance satisfactory to the Agent and its counsel.

(d) Fees.  All fees and other amounts due and payable on or prior to the effective date of this Amendment (the "Amendment Effective Date"), including with respect to the Agent only, to the extent invoiced, reimbursement or payment of all out–of–pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document and, with respect to and for the account of each Lender that executes and delivers a counterpart signature page to this Amendment prior to 5:00 p.m., Central time, on October 30, 2009 (or such later time as the Agent and the Borrower shall agree), the fees that the Borrower has agreed to pay each such Lender.

(e) Term Loan Modifications.  A sufficient number of signature pages hereto from the Term Lenders so that after giving effect to the elections therein, the outstanding principal amount of the Tranche 1 Term Loan is not greater than $125,000,000.

The Amendment Effective Date shall be the date when all of the conditions listed above have been satisfied.  The Agent shall notify the Borrower and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, Article II of this Amendment shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02 of the Agreement) at or prior to 3:00 p.m., Dallas, Texas time, on November 30, 2009.

ARTICLE IV.

Miscellaneous

Section 4.1. Ratifications.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower, the Agent and the Lenders agree that the Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with its terms.

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Section 4.2. Representations and Warranties; Waiver.  The Borrower hereby represents and warrants to the Agent and the Lenders as follows: (a) no Default exists, and (b) after giving effect to this Amendment as a Loan Document, the representations and warranties set forth in the Loan Documents are true and correct on and as of the date hereof with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to a specific date.  IN ADDITION, TO INDUCE THE AGENT AND THE LENDERS TO AGREE TO THE TERMS OF THIS AMENDMENT, THE BORROWER AND EACH GUARANTOR (BY ITS EXECUTION BELOW) REPRESENTS AND WARRANTS THAT AS OF THE DATE OF ITS EXECUTION OF THIS AMENDMENT THERE ARE NO CLAIMS OR OFFSETS AGAINST OR RIGHTS OF RECOUPMENT WITH RESPECT TO OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH IT WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, RIGHTS OF RECOUPMENT, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF ITS EXECUTION OF THIS AMENDMENT.

Section 4.3. Survival of Representations and Warranties.  All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of the Agent or any Lender to rely upon them.

Section 4.4. Reference to Agreement.  Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

Section 4.5. Expenses of Agent.  As provided in the Agreement, Borrower agrees to pay on demand all costs and expenses incurred by the Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation, the costs and fees of the Agent's legal counsel.

Section 4.6. Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 4.7. Applicable Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

Section 4.8. Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of the Agent, each Lender, the Borrower, each Guarantor and their respective successors and assigns, except that neither Borrower not any Guarantor may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders.

Section 4.9. Effectiveness; Counterparts.  This Amendment shall become effective when it shall have been executed by the Agent, when the Agent shall have received counterparts hereof from the Borrower and the Guarantors (which may be sent on pages designated only as "First Amendment to Fourth Amended and Restated Credit Agreement (Acxiom Corporation), Signature Page" or similar designation, without page numbers or other identifying information) and when the Agent shall have received counterparts of the signature pages hereof from the Revolving Lenders who have a Tranche 2 Revolving Commitment as reflected on Schedule 2 hereto, the Required Lenders and sufficient number of Term Lenders to satisfy the condition in Section 3.1(e) hereof in the form of the signature pages for the

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Lenders attached hereto (which may be sent on pages designated only as "First Amendment to Fourth Amended and Restated Credit Agreement (Acxiom Corporation), Signature Page" or similar designation, without page numbers or other identifying information) and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic communication shall be effective as delivery of a manually executed counterpart of this Agreement.  The term "Required Lenders" means Lenders having Revolving Exposures, Term Loans, and unused Commitments representing more than 51% of the sum of the total Revolving Exposures, outstanding Term Loans, and unused Commitments at such time.

Section 4.10. Effect of Waiver.  No consent or waiver, express or implied, by the Agent or any Lender to or for any breach of or deviation from any covenant, condition or duty by the Borrower or any Guarantor shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

Section 4.11. Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 4.12. ENTIRE AGREEMENT.  THIS AMENDMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO RELATING TO THIS AMENDMENT AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.  THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Executed as of the date first written above.

BORROWER:

ACXIOM CORPORATION, as the Borrower

By:         /s/ Christopher W. Wolf
Christopher W. Wolf, Chief Financial Officer and Executive Vice President

JPMORGAN CHASE BANK, N.A., as the Agent, the Issuing Bank and the Swingline Lender

By:         /s/ Brian McDougal
Brian McDougal, Vice President

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Guarantor Consent

Each of the undersigned Guarantors:  (i) consent and agree to this Amendment, including, without limitation, Section 4.2 hereof; (ii) agree that the obligations, indebtedness and liabilities of the Borrower arising under this Amendment are "Guaranteed Indebtedness" as defined in the Subsidiary Guaranty and "Obligations" as defined in the Security Agreement; and (iii) agree that the Loan Documents to which it is a party shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of such Guarantor enforceable against it in accordance with their respective terms.

GUARANTORS:

Acxiom Canada, Inc.
Acxiom CDC, Inc.
Acxiom CH, Inc.
Acxiom Digital, Inc.
Acxiom Direct, LLC
Acxiom/Direct Media, Inc.
Acxiom Dutch Holdings, LLC
Acxiom Equitec Holdings, Inc.
Acxiom e-Products, Inc.
Acxiom Information Security Services, Inc.
Acxiom Interim Holdings, Inc.
Acxiom/May & Speh, Inc.
Acxiom RM-Tools, Inc.
Acxiom UWS, Ltd.
Harbinger Associates, LLC
Acxiom Government, Inc.
Market Advantage, L.L.C.
SmartReminders.com, Inc.
Acxiom Risk Mitigation, Inc.

By:           /s/ Christopher W. Wolf
Christopher W. Wolf, Authorized Officer of each Guarantor

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SCHEDULE 1
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FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

Guarantor Transactions

(i)           On or about January 3, 2007, Acxiom Equitec Holdings, Inc. became a Guarantor under the Loan Documents and pledged certain of its assets to secure the Obligations pursuant to the execution and delivery of a new subsidiary joinder agreement.

(ii)           On or about May 23, 2007, each of Market Advantage, L.L.C., Harbinger Associates, LLC, and Harbinger Technologies Group Inc. (now Acxiom Government, Inc.) became a Guarantor under the Loan Documents and pledged certain of its assets to secure the Obligations pursuant to the execution and delivery of a new subsidiary joinder agreement.

(iii)           On or about March 12, 2008, GIS Information Systems, Inc. was merged into Acxiom/May & Speh, Inc. with Acxiom/May & Speh, Inc. being the surviving entity.

(iv)           On or about March 12, 2008,  each of Marketleap, LLC and Mineshare, Inc. was merged into Acxiom Digital, Inc. with Acxiom Digital, Inc. being the surviving entity.

(v)           On or about March 12, 2008, Acxiom Transportation Services, Inc. was merged into the Borrower with the Borrower being the surviving entity.

(vi)           On or about November 13, 2009, Acxiom Dutch Holdings, LLC became a Guarantor under the Loan Documents and pledged certain of its assets to secure the Obligations pursuant to the execution and delivery of a new subsidiary joinder agreement.
Lender Assignments

Assignments by the following Assignors to JPMorgan Chase Bank, National Association of the portion of the Revolving Commitments described below:

1.           Assignor:  Deutsche Bank AG New York Branch

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans
Revolving Commitment	$200,000,000	$2,307,693	1.1538465%

2.           Assignor:  HSBC Bank USA, National Association

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans
Revolving Commitment	$200,000,000	$1,730,769	0.8653845%

3.           Assignor:  The Bank of New York

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans
Revolving Commitment	$200,000,000	$1,730,769	0.8653845%

4.           Assignor:  U.S. Bank National Association

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans
Revolving Commitment	$200,000,000	$1,730,769	0.8653845%

Schedule 1 to FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (ACXIOM CORPORATION), Solo Page
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SCHEDULE 2
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Revolving Commitments and Outstanding Term Loans

Revolving Commitments
(as calculated after giving effect to the delivery of the First Amendment signature pages)

Lenders	Tranche 1 Revolving Commitments	Tranche 2 Revolving Commitments
JPMorgan Chase Bank, N.A.	$0.00	$30,000,000
Bank of America, N.A.	$0.00	$20,000,000
SunTrust Bank	$0.00	$20,000,000
Wachovia Bank, National Association	$0.00	$20,000,000
Deutsche Bank AG, New York Branch	$17,692,307	$0.00
Calyon New York Branch	$15,000,000	$0.00
HSBC Bank USA, National Association	$13,269,231	$0.00
National City Bank	$0.00	$15,000,000
The Bank of New York	$13,269,231	$0.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$0.00	$15,000,000
U.S. Bank National Association	$13,269,231	$0.00
Arvest Bank	$7,500,000	$0.00
Total	$80,000,000.00	$120,000,000.00

Term Loans
(as calculated after giving effect to the delivery of the First Amendment signature pages)

Tranche 1 Term Loans	Tranche 2 Term Loans
$77,955,242.71	$372,044,757.29

Schedule 2 to FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (ACXIOM CORPORATION), Solo Page
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